Consent of Independent Registered Public Accounting Firm

We consent to the use of our reports dated February 24, 2022, with respect to the financial statements and financial highlights of Salient Global Real Estate Fund, Salient Select Income Fund, and Salient Tactical Growth Fund, each a series of Forward Funds, and Salient MLP & Energy Infrastructure Fund and Salient Tactical Plus Fund, each a series of Salient MF Trust, as of December 31, 2021, incorporated by reference in this Registration Statement on Form N-14 (the Registration Statement), and to the references to our firm under the headings “Questions and Answers”, “Experts” and “Appendix B – Financial Highlights” in the Combined Proxy Statement/Prospectus.

We also consent to the references to our Firm under the headings “Financial Highlights” in the Prospectuses, “Independent Registered Public Accounting Firm” and “Confidential Dissemination of Portfolio Holdings” in the Statement of Additional Information in the Forward Funds Registration Statement on Form N-1A (File Nos. 033-48940 and 811-06722), incorporated by reference in this Registration Statement.

We also consent to the references to our Firm under the headings “Financial Highlights” in the Prospectuses, “Independent Registered Public Accounting Firm” and “Confidential Dissemination of Portfolio Holdings” in the Statement of Additional Information in the Salient MF Trust Registration Statement on Form N-1A (File Nos. 333-180225 and 811-22678), incorporated by reference in this Registration Statement.

/s/ KPMG LLP

Columbus, Ohio
October 4, 2022